EXHIBIT 1.2

                              Pricing Agreement
                              -----------------

Salomon Smith Barney Inc.
  Underwriters named in Schedule I hereto
      c/o Salomon Smith Barney Inc.
          388 Greenwich Street
          New York, NY 10016

Goldman, Sachs & Co.
      85 Broad street
               New York, NY 10004

                                                               August 20, 2002


Dear Sirs:

          ARAMARK Services, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 20, 2002 (the "Underwriting Agreement"), between the Company and ARAMARK Corporation, a Delaware corporation (the "Guarantor"), on the one hand and Salomon Smith Barney Inc. and Goldman, Sachs & Co. on the other hand, to issue and sell to the Underwriters named in
Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to
Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of
Schedule II hereto.

          A supplement to the Prospectus, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in

Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

          If the foregoing is in accordance with your understanding, please sign and return to us ten counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement among the Underwriters, the Company and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which shall be submitted to the Company and the Guarantor for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof. Very truly yours,

                                         ARAMARK SERVICES, INC.

                                         By:   /s/ John M. Lafferty
                                            ----------------------------------
                                         Name:   John M. Lafferty
                                         Title:  Senior Vice President,
                                                 Controller and Chief
                                                 Accounting Officer


                                         ARAMARK CORPORATION


                                         By:    /s/ John M. Lafferty
                                            ----------------------------------
                                         Name:   John M. Lafferty
                                         Title:  Senior Vice President,
                                                 Controller and Chief
                                                 Accounting Officer


Accepted as of the date hereof:

Salomon Smith Barney Inc.
Goldman, Sachs & Co.

Salomon Smith Barney Inc.


By:  /s/ James Oakes
   --------------------------
Name:   James Oakes
Title:  Managing Director

Goldman, Sachs & Co.


/s/ Goldman, Sachs & Co.
-----------------------------
(Goldman, Sachs & Co.)


                                      2